Exhibit 99.1

FOR IMMEDIATE RELEASE

MEDIA CONTACT:	Nikki Klemmer, 615-743-6132
FINANCIAL CONTACT:	Harold Carpenter, 615-744-3742
WEBSITE:	www.pnfp.com

PINNACLE FINANCIAL INCREASES QUARTERLY NET INCOME PER

FULLY DILUTED SHARE BY 24 PERCENT OVER LAST QUARTER

Up 258 percent over the same quarter last year

NASHVILLE, Tenn., April 16, 2012 – Pinnacle Financial Partners, Inc. (Nasdaq/NGS: PNFP) today reported that its net income per fully diluted common share available to common stockholders was $0.21 for the quarter ended March 31, 2012, compared to net income per fully diluted common share available to common stockholders of $0.06 for the quarter ended March 31, 2011, an increase of 258 percent.

“Fiscal 2011 was a pivotal year for our firm as we focused intently on reducing the level of problem assets and expanding our core earnings capacity,” said M. Terry Turner, Pinnacle’s president and chief executive officer. “I am pleased to report that we have continued that trend in the first quarter of 2012. We capitalized on asset quality improvements and continued the expansion of our core revenue base. We grew our loan portfolio for the third consecutive quarter—an indication that we are successfully executing our plan to grow through market share movement despite tepid economic growth. Our business development pipelines expanded significantly during the quarter, and we expect loan growth to accelerate in the second quarter and for the remainder of 2012.”

Building the Core Earnings Capacity of the Firm

•

Loans at March 31, 2012, were $3.34 billion, an increase of $46.5 million from $3.29 billion at Dec. 31, 2011, and up 3.7 percent over the same quarter last year. Commercial and industrial loans combined with owner-occupied commercial real estate loans were $1.77 billion at March 31, 2012, an increase of $43.3 million from $1.73 billion at Dec. 31, 2011, and up 11.1 percent over the same quarter last year and the seventh consecutive quarter of net growth.

•

Average balances of noninterest bearing deposit accounts were $701.8 million in the first quarter of 2012. Average balances decreased 0.5 percent over fourth quarter 2011 but were up 18.0 percent over the same quarter last year.

•	Revenue for the quarter ended March 31, 2012, amounted to $49.45 million, compared to $44.34 million for the same quarter of last year, an increase of 11.5 percent.

•	Net interest margin increased to 3.74 percent for the quarter ended March 31, 2012, from 3.40 percent for the quarter ended March 31, 2011.

•

Since expanding to the Knoxville market in the summer of 2007, Pinnacle has continued its strong growth in that market. Its Knoxville footprint reached $544.4 million in loans at the end of the first quarter 2012.

“While we had strong loan growth for the first quarter of 2012, we expect our loan growth to increase meaningfully during the second quarter of 2012. Consistent with our plan, we continue to hire experienced relationship managers with established portfolios from other financial institutions,” Turner said. “This brings the total number of relationship managers hired to ten since June 30, 2011.”

Aggressively Dealing with Credit Issues

•	Nonperforming assets declined by $10.7 million from Dec. 31, 2011, a linked-quarter reduction of 12.2 percent and the seventh consecutive quarterly reduction.

•	Pinnacle resolved $25.3 million in nonperforming assets during the first quarter of 2012, compared to resolutions of $32.3 million during the fourth quarter of 2011.

•

Nonperforming loans declined by $5.0 million during the first quarter of 2012, a linked-quarter reduction of 10.5 percent and the eighth consecutive quarterly reduction. Nonperforming loans are down 43.9 percent from a year ago.

•

Nonperforming loan inflows were $14.3 million during the first quarter of 2012, a linked-quarter decrease of 27.5 percent. Nonperforming loan inflows were also down 43.7 percent from the first quarter a year ago.

•	Other real estate also declined by $5.7 million during the first quarter of 2012, inclusive of $4.6 million in property foreclosures during the first quarter of 2012.

•

Potential problem loans, which are classified loans that continue to accrue interest, declined by $4.1 million from Dec. 31, 2011, a linked-quarter reduction of 3.1 percent. Potential problem loans are down from $173.8 million at March 31, 2011, to $126.3 million at March 31, 2012, a decrease of 27.3 percent. Potential problem loans are down by 60.3 percent from their peak in June 2010.

“Since 2008, our financial performance has been significantly impacted by costs associated with the resolution of problem assets,” Turner said. “As we move through 2012, we believe costs associated with problem asset resolution will decrease as we continue to reduce the absolute size of our problem asset portfolio.”

OTHER FIRST QUARTER 2012 HIGHLIGHTS:

•	Deposits

•

For the last several quarters, the firm has worked to reposition its deposit base so that average balances for noninterest-bearing demand, interest checking and money market accounts for the first quarter of 2012 increased to $2.91 billion from $2.88 billion for the fourth quarter of 2011, or 1.0 percent, while average balances for higher-cost time deposits decreased from $759 million to $689 million, or 9.2 percent, during the same time period. In comparison to the prior year’s quarter, average balances for noninterest-bearing demand, interest checking and money market accounts increased 5.1 percent, while average balances for higher-cost time deposits decreased 31.5 percent.

•	Operating results

•

Net income available to common stockholders for the first quarter of 2012 was $7.21 million, compared to the prior year’s first quarter net income available to common stockholders of $2.01 million. Fourth quarter 2011 net income available to common stockholders totaled $5.7 million, which included the impact of $718,000 of additional accretion charges as a result of the Company’s redemption of 25 percent of its TARP preferred shares on Dec. 28, 2011.

•

Noninterest income for the quarter ended March 31, 2012, was $9.9 million, compared to $9.7 million for the fourth quarter of 2011 and $8.3 million for the same quarter last year. Excluding the impact of net securities gains and losses, noninterest income was up 17.3 percent over the same quarter last year.

•

Wealth management revenues, which include investment services, trust services and insurance, were $3.73 million during the first quarter of 2012, an increase of 13.5 percent over the same period last year due primarily to additional emphasis on internal referral programs and the addition of several new associates over the past two years.

•

Net gains on mortgage loans sold increased to $1.50 million during the first quarter of 2012, compared to $1.46 million during the fourth quarter of 2011 and $0.6 million during the first quarter of 2011 due primarily to elevated mortgage loan refinance activity as a result of the current rate environment.

“Our first quarter 2012 net interest margin increased to 3.74 percent,” said Harold R. Carpenter, Pinnacle’s chief financial officer. “Much of our margin expansion in recent quarters has been largely attributable to reductions in our cost of funds. We believe we have additional opportunities to reduce our funding costs in future quarters, but we are gaining more confidence that loan growth will also begin to influence our margin results in a more positive way over the next several quarters. Even though loan pricing is very competitive in our markets, our loan pipelines continue to experience steady growth, creating optimism that we should see gradual expansion of our operating revenues this year.”

•	Capital

•

At March 31, 2012, Pinnacle’s ratio of tangible common stockholders’ equity to tangible assets was 8.8 percent, compared to 7.4 percent at March 31, 2011, and 8.4 percent at Dec. 31, 2011. At March 31, 2012, Pinnacle’s total risk-based capital ratio was 15.4 percent, compared to 15.2 percent at March 31, 2011, and 15.3 percent at Dec. 31, 2011.

“Our capital position has become even more solidified with the last several quarters’ results,” Turner said. “We continue to discuss our strategy for redemption of our TARP preferred shares with our primary regulators. We remain optimistic that we should be able to redeem our remaining outstanding TARP preferred shares with limited, if any, dilution to our shareholders.”

•	Credit quality

•	The allowance for loan losses represented 2.14 percent of total loans at March 31, 2012, compared to 2.25 percent at Dec. 31, 2011, and 2.46 percent at March 31, 2011.

•	Net charge-offs were $3.63 million for the quarter ended March 31, 2012, compared to $9.73 million for the quarter ended March 31, 2011, and $6.34 million for the fourth quarter of 2011.

•

Provision for loan losses expense decreased from $6.14 million for the first quarter of 2011 to $1.03 million for the first quarter of 2012. Provisioning expense decreased as a result of the overall improvement in the credit quality of the loan portfolio as compared to the same period in 2011.

•

Nonperforming assets were 2.28 percent of total loans plus other real estate at March 31, 2012, compared to 2.66 percent at Dec. 31, 2011, and 4.04 percent at March 31, 2011. The ratio of the allowance for loan losses to nonperforming loans increased to 166.6 percent at March 31, 2012, from 154.6 percent at Dec. 31, 2011, and 103.4 percent at March 31, 2011.

•	Past due loans over 30 days, excluding nonperforming loans, were 0.34 percent of total loans at March 31, 2012, compared to 0.36 percent at Dec. 31, 2011, and 0.36 percent at March 31, 2011.

“We are pleased with the linked-quarter improvement in credit metrics in the first quarter of 2012, and we believe that this trend should continue throughout the year,” Carpenter said. “We continue to be optimistic that our 2012 credit costs will reflect meaningful improvement over 2011.”

The following is a summary of the activity in various nonperforming asset and troubled debt restructuring categories for the quarter ended March 31, 2012:

(in thousands)	Balances Dec. 31, 2011	Payments, Sales and Reductions	Foreclosures	Inflows	Balances March 31, 2012
Troubled debt restructurings:
Residential construction and development	$—	$—	$—	$—	$—
Commercial construction and development	—	—	—	—	—
Commercial real estate	15,378	(58)	—	—	15,320
Other	8,038	(561)	(348)	383	7,512

Totals	23,416	(619)	(348)	383	22,832

Nonperforming loans:
Residential construction and development	8,120	(4,661)	(1,689)	1,234	3,004
Commercial construction and development	6,991	(595)	(982)	708	6,122
Commercial real estate	8,300	(1,085)	(818)	8,497	14,894
Other	24,444	(8,709)	(738)	3,835	18,832

Totals	47,855	(15,050)	(4,227)	14,274	42,852

Other real estate:
Residential construction and development	13,909	(3,333)	1,689	—	12,265
Commercial construction and development	20,097	(5,119)	982	—	15,960
Other	5,708	(1,818)	1,904	—	5,794

Totals	39,714	(10,270)	4,575	—	34,019

Total nonperforming assets and troubled debt restructurings	$110,985	$(25,939)	$—	$14,657	$99,703

•	Noninterest and income tax expense

•	Noninterest expense for the quarter ended March 31, 2012, was $35.82 million, compared to $34.70 million in the first quarter of 2011, and $34.37 million in the fourth quarter of 2011.

•

Included in noninterest expense for the first quarter of 2012 was $4.68 million in other real estate expenses, compared to $4.33 million in the first quarter of 2011, and $4.19 million in the fourth quarter of 2011.

•

Income tax expense was $4.2 million for the first quarter of 2012, compared to no expense in the first quarter of 2011, resulting in an effective tax rate for the first quarter of 2012 of 33.6 percent.

Included in the other real estate expense for the quarter was $4.0 million of additional write downs of existing OREO balances based on updated appraisals. The firm also recorded $105,000 in losses related to the disposition of $10.3 million of other real estate properties. Excluding the impact of OREO expenses in each quarterly period, the first quarter of 2012 noninterest expense was approximately $31.1 million, compared to $30.2 million in the fourth quarter of 2011 and $30.4 million in the first quarter of 2011. Carpenter noted that the first quarter 2012 increase was anticipated due to employee merit raises and payroll taxes as well as an increase in certain administrative costs. He also noted that he anticipates the quarterly expense run rate of the first quarter to remain fairly consistent for the remaining three quarters of 2012 excluding the impact of new hires, which is likely to occur throughout the year.

WEBCAST AND CONFERENCE CALL INFORMATION

Pinnacle will host a webcast and conference call at 8:30 a.m. (CT) on April 17, 2012, to discuss first quarter 2012 results and other matters. To access the call for audio only, please call 1-877-602-7944. For the presentation and streaming audio, please access the webcast on the investor relations page of Pinnacle’s website at www.pnfp.com.

For those unable to participate in the webcast, it will be archived on the investor relations page of Pinnacle’s website at www.pnfp.com for 90 days following the presentation.

Pinnacle Financial Partners provides a full range of banking, investment, mortgage and insurance products and services designed for small- to mid-sized businesses and their owners and individuals interested in a comprehensive relationship with their financial institution. Comprehensive wealth management services, such as financial planning and trust, help clients increase, protect and distribute their assets.

The firm began operations in a single downtown Nashville location in Oct. 2000 and has since grown to over $4.79 billion in assets at March 31, 2012. At March 31, 2012, Pinnacle is the second-largest bank holding company headquartered in Tennessee, with 29 offices in eight Middle Tennessee counties and three offices in Knoxville.

Additional information concerning Pinnacle can be accessed at www.pnfp.com.

###

Certain of the statements in this release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “anticipate,” “goal,” “objective,” “intend,” “plan,” “believe,” “should,” “seek,” “estimate” and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Pinnacle Financial to differ materially from any results expressed or implied by such forward-looking statements. Such risks include, without limitation, (i) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (ii) continuation of the historically low short-term interest rate environment; (iii) the inability of Pinnacle Financial to grow its loan portfolio in the Nashville-Davidson-Murfreesboro-Franklin MSA and the Knoxville MSA; (iv) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (v) effectiveness of Pinnacle Financial’s asset management activities in improving, resolving or liquidating lower-quality assets; (vi) increased competition with other financial institutions; (vii) greater than anticipated adverse conditions in the national or local economies including the Nashville-Davidson-Murfreesboro-Franklin MSA and the Knoxville MSA, particularly in commercial and residential real estate markets; (viii) rapid fluctuations or unanticipated changes in interest rates; (ix) the results of regulatory examinations; (x) the development of any new market other than Nashville or Knoxville; (xi) a merger or acquisition; (xii) any matter that would cause Pinnacle Financial to conclude that there was impairment of any asset, including intangible assets; (xiii) the ability to attract additional financial advisors or to attract customers from other financial institutions; (xiv) the impact of governmental restrictions on and discretionary regulatory authority over entities participating in the Capital Purchase Program, of the U.S. Department of the Treasury (the “Treasury”); (xv) further deterioration in the valuation of other real estate owned and increased expenses associated therewith; (xvi) inability to comply with regulatory capital requirements or to secure any required regulatory approvals for capital actions, including redemption of the remaining TARP preferred shares that are outstanding; and, (xvii) changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, including regulatory or legislative developments arising out of current unsettled conditions in the economy, including implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act. A more detailed description of these and other risks is contained in Pinnacle Financial’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission on March 2, 2012. Many of such factors are beyond Pinnacle Financial’s ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. Pinnacle Financial disclaims any obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS – UNAUDITED

	March 31, 2012	December 31, 2011
ASSETS
Cash and noninterest-bearing due from banks	$60,400,972	$63,015,997
Interest-bearing due from banks	70,901,830	108,422,470
Federal funds sold and other	764,526	724,573
Short-term discount notes	—	—

Cash and cash equivalents	132,067,328	172,163,040

Securities available-for-sale, at fair value	838,718,889	894,962,246
Securities held-to-maturity (fair value of $1,074,394 and $2,369,118 and at March 31, 2012 and December 31, 2011, respectively)	1,049,793	2,329,917
Mortgage loans held-for-sale	23,541,493	35,363,038

Loans	3,337,869,085	3,291,350,857
Less allowance for loan losses	(71,379,400)	(73,974,675)

Loans, net	3,266,489,685	3,217,376,182

Premises and equipment, net	76,378,894	77,127,361
Other investments	44,990,439	44,653,840
Accrued interest receivable	16,019,272	15,243,366
Goodwill	244,071,513	244,076,492
Core deposit and other intangible assets	7,156,200	7,842,267
Other real estate owned	34,018,658	39,714,415
Other assets	105,080,416	113,098,540

Total assets	$4,789,582,580	$4,863,950,704

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$756,909,243	$717,378,933
Interest-bearing	694,755,093	637,203,420
Savings and money market accounts	1,497,843,377	1,585,260,139
Time	655,783,708	714,496,974

Total deposits	3,605,291,421	3,654,339,466
Securities sold under agreements to repurchase	118,088,532	131,591,412
Federal Home Loan Bank advances	226,031,695	226,068,796
Subordinated debt	97,476,000	97,476,000
Accrued interest payable	1,912,756	2,233,330
Other liabilities	22,116,728	42,097,132

Total liabilities	4,070,917,132	4,153,806,136

Stockholders’ equity:
Preferred stock, no par value; 10,000,000 shares authorized; 71,250 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	69,355,475	69,096,828
Common stock, par value $1.00; 90,000,000 shares authorized; 34,616,013 shares and 34,354,960 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	34,616,013	34,354,960
Common stock warrants	3,348,402	3,348,402
Additional paid-in capital	537,860,446	536,227,537
Retained earnings	56,999,267	49,783,584
Accumulated other comprehensive income, net of taxes	16,485,845	17,333,257

Stockholders’ equity	718,665,448	710,144,568

Total liabilities and stockholders’ equity	$4,789,582,580	$4,863,950,704

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS – UNAUDITED

	Three Months Ended
	March 31,
	2012	2011
Interest income:
Loans, including fees	$38,637,719	$38,353,481
Securities
Taxable	4,929,284	6,360,899
Tax-exempt	1,703,146	1,935,888
Federal funds sold and other	553,939	574,006

Total interest income	45,824,088	47,224,274

Interest expense:
Deposits	4,827,476	9,424,241
Securities sold under agreements to repurchase	155,576	381,569
Federal Home Loan Bank advances and other borrowings	1,337,031	1,397,831

Total interest expense	6,320,083	11,203,641

Net interest income	39,504,005	36,020,633
Provision for loan losses	1,034,245	6,139,138

Net interest income after provision for loan losses	38,469,760	29,881,495

Noninterest income:
Service charges on deposit accounts	2,323,962	2,261,457
Investment services	1,646,778	1,508,086
Insurance sales commissions	1,287,560	1,049,232
Gain on mortgage loans sold, net	1,494,472	609,377
Gain (loss) on sale of investment securities, net	113,600	(159,103)
Trust fees	795,435	729,988
Other noninterest income	2,287,531	2,325,020

Total noninterest income	9,949,338	8,324,057

Noninterest expense:
Salaries and employee benefits	19,792,566	17,923,622
Equipment and occupancy	5,008,655	5,006,710
Other real estate owned	4,676,064	4,334,118
Marketing and other business development	785,325	753,751
Postage and supplies	563,294	489,877
Amortization of intangibles	686,067	715,904
Other noninterest expense	4,307,735	5,476,846

Total noninterest expense	35,819,706	34,700,828

Income before income taxes	12,599,392	3,504,724
Income tax expense	4,234,438	—

Net income	8,364,954	3,504,724
Preferred dividends	900,519	1,187,500
Accretion on preferred stock discount	258,647	305,974

Net income available to common stockholders	$7,205,788	$2,011,250

Per share information:
Basic net income per common share available to common stockholders	$0.21	$0.06

Diluted net income per common share available to common stockholders	$0.21	$0.06

Weighted average shares outstanding:
Basic	33,811,871	33,366,053
Diluted	34,423,898	34,013,810

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

	Three months ended March 31, 2012			Three months ended March 31, 2011
(dollars in thousands)	Average Balances	Interest	Rates/Yields	Average Balances	Interest	Rates/Yields
Interest-earning assets:
Loans (1)	$3,280,030	$38,638	4.74%	$3,191,076	$38,353	4.88%
Securities
Taxable	688,645	4,929	2.88%	811,793	6,361	3.18%
Tax-exempt (2)	186,864	1,703	4.90%	198,551	1,936	5.21%
Federal funds sold and other	161,434	554	1.50%	185,911	574	1.35%

Total interest-earning assets	4,316,973	$45,824	4.33%	4,387,331	$47,224	4.43%

Nonearning assets
Intangible assets	251,668			254,529
Other nonearning assets	252,310			226,885

Total assets	$4,820,951			$4,868,745

Interest-bearing liabilities:
Interest-bearing deposits:
Interest checking	$664,869	$824	0.50%	$592,356	$956	0.65%
Savings and money market	1,541,559	2,142	0.56%	1,579,325	4,061	1.04%
Time	689,083	1,861	1.09%	1,005,760	4,408	1.78%

Total interest-bearing deposits	2,895,511	4,827	0.67%	3,177,441	9,425	1.20%
Securities sold under agreements to repurchase	129,892	156	0.48%	185,471	382	0.83%
Federal Home Loan Bank advances and other borrowings	238,578	610	1.03%	113,705	742	2.65%
Subordinated debt	97,476	727	3.00%	97,476	656	2.73%

Total interest-bearing liabilities	3,361,457	6,320	1.29%	3,574,093	11,204	1.27%
Noninterest-bearing deposits	701,760	—	—	594,651	—	—

Total deposits and interest-bearing liabilities	4,063,217	$6,320	0.63%	4,168,744	$11,204	1.09%

Other liabilities	37,946			17,363
Stockholders’ equity	719,788			682,638

Total liabilities and stockholders' equity	$4,820,951			$4,868,745

Net interest income		$39,504			$36,020

Net interest spread (3)			3.58%			3.16%
Net interest margin (4)			3.74%			3.40%

(1)	Average balances of nonperforming loans are included in the above amounts.
(2)	Yields computed on tax-exempt instruments on a tax equivalent basis.
(3)	Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the quarter ended March 31, 2012 would have been 3.71% compared to a net interest spread of 3.34% for the quarter ended March 31, 2011.
(4)	Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	March 2012	December 2011	September 2011	June 2011	March 2011	December 2010
Balance sheet data, at quarter end:
Commercial real estate—mortgage loans	$1,123,690	1,110,962	1,087,333	1,091,283	1,102,533	1,094,615
Consumer real estate —mortgage loans	688,817	695,745	711,994	708,280	698,693	705,487
Construction and land development loans	281,624	274,248	278,660	282,064	300,697	331,261
Commercial and industrial loans	1,180,578	1,145,735	1,095,037	1,058,263	1,047,754	1,012,091
Consumer and other	63,160	64,661	68,125	67,214	67,753	68,986
Total loans	3,337,869	3,291,351	3,241,149	3,207,104	3,217,430	3,212,440
Allowance for loan losses	(71,379)	(73,975)	(74,871)	(76,971)	(78,988)	(82,575)
Securities	839,769	897,292	942,752	925,508	984,200	1,018,637
Total assets	4,789,583	4,863,951	4,868,905	4,831,333	4,820,991	4,909,004
Noninterest-bearing deposits	756,909	717,379	722,694	662,018	608,428	586,517
Total deposits	3,605,291	3,654,339	3,712,650	3,761,520	3,731,883	3,833,057
Securities sold under agreements to repurchase	118,089	131,591	128,954	124,514	165,132	146,294
FHLB advances and other borrowings	226,032	226,069	161,106	111,191	111,351	121,393
Subordinated debt	97,476	97,476	97,476	97,476	97,476	97,476
Total stockholders’ equity	718,665	710,145	724,374	699,228	681,226	677,457

Balance sheet data, quarterly averages:
Total loans	$3,280,030	3,261,972	3,207,213	3,211,591	3,191,076	3,217,738
Securities	875,509	924,153	939,778	972,750	1,010,344	993,236
Total earning assets	4,316,973	4,347,352	4,308,710	4,347,552	4,387,331	4,441,672
Total assets	4,820,951	4,852,311	4,786,485	4,826,731	4,868,745	4,937,181
Noninterest-bearing deposits	701,760	705,580	671,796	628,929	594,651	575,606
Total deposits	3,597,271	3,641,845	3,699,553	3,722,613	3,772,092	3,814,572
Securities sold under agreements to repurchase	129,892	141,818	145,050	175,705	185,471	194,283
FHLB advances and other borrowings	238,578	209,619	111,699	114,072	113,705	121,414
Subordinated debt	97,476	97,476	97,476	97,476	97,476	97,476
Total stockholders’ equity	719,788	729,622	708,973	691,020	682,638	689,976

Statement of operations data, for the three months ended:
Interest income	$45,824	46,446	46,888	47,789	47,224	49,079
Interest expense	6,320	7,153	8,532	9,994	11,204	13,023

Net interest income	39,504	39,293	38,356	37,795	36,020	36,056
Provision for loan losses	1,034	5,439	3,632	6,587	6,139	5,172

Net interest income after provision for loan losses	38,470	33,854	34,724	31,208	29,881	30,884
Noninterest income	9,949	9,727	10,080	9,809	8,324	8,666
Noninterest expense	35,820	34,374	35,676	34,357	34,701	36,452

Income before taxes	12,599	9,207	9,128	6,660	3,504	3,098
Income tax expense (benefit)	4,234	1,447	(16,973)	288	—	(697)
Preferred dividends and accretion	1,159	2,079	1,564	1,529	1,492	1,547

Net income available to common stockholders	$7,206	5,681	24,537	4,843	2,011	2,248

Profitability and other ratios:
Return on avg. assets (1)	0.60%	0.46%	2.06%	0.40%	0.17%	0.18%
Return on avg. equity (1)	4.03%	3.09%	13.88%	2.81%	1.19%	1.29%
Net interest margin (1) (2)	3.74%	3.65%	3.60%	3.55%	3.40%	3.29%
Noninterest income to total revenue (3)	20.12%	19.84%	20.81%	20.61%	18.77%	19.38%
Noninterest income to avg. assets (1)	0.83%	0.80%	0.84%	0.82%	0.69%	0.70%
Noninterest exp. to avg. assets (1)	2.99%	2.81%	2.99%	2.86%	2.89%	2.93%
Efficiency ratio (4)	72.43%	70.12%	73.66%	72.17%	78.25%	81.51%
Avg. loans to average deposits	91.18%	89.57%	86.69%	86.27%	84.60%	84.35%
Securities to total assets	17.53%	18.45%	19.36%	19.16%	20.41%	20.75%
Average interest-earning assets to average interest-bearing liabilities	128.43%	128.42%	127.40%	124.90%	122.75%	121.62%
Brokered time deposits to total deposits (16)	0.00%	0.00%	0.00%	0.00%	0.00%	0.03%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	March	December	September	June	March	December
	2012	2011	2011	2011	2011	2010
Asset quality information and ratios:
Nonperforming assets:
Nonaccrual loans	$42,852	47,855	54,640	59,727	76,368	80,863
Other real estate (ORE)	34,019	39,714	45,500	52,395	56,000	59,608

Total nonperforming assets	$76,871	87,569	100,140	112,122	132,368	140,471

Past due loans over 90 days and still accruing interest	$821	858	1,911	481	1,151	138
Troubled debt restructurings (5)	$22,832	23,416	18,187	12,990	15,285	20,468

Net loan charge-offs	$3,630	6,335	5,732	8,605	9,726	7,146
Allowance for loan losses to nonaccrual loans	166.6%	154.6%	137.0%	128.9%	103.4%	102.1%
As a percentage of total loans:
Past due accruing loans over 30 days	0.34%	0.36%	0.28%	0.40%	0.36%	0.30%
Potential problem loans (6)	3.78%	3.96%	4.04%	4.62%	5.31%	6.95%
Allowance for loan losses	2.14%	2.25%	2.31%	2.40%	2.46%	2.57%
Nonperforming assets to total loans and ORE	2.28%	2.66%	3.05%	3.44%	4.04%	4.29%
Nonperforming assets to total assets	1.60%	1.80%	2.06%	2.32%	2.75%	2.86%
Annualized net loan charge-offs year-to-date to avg. loans (7)	0.45%	0.94%	1.00%	1.14%	1.22%	1.96%
Avg. commercial loan internal risk ratings (6)	4.7	4.6	4.7	4.8	4.8	4.8

Interest rates and yields:
Loans	4.74%	4.74%	4.78%	4.87%	4.88%	4.99%
Securities	3.31%	3.26%	3.54%	3.67%	3.58%	3.48%
Total earning assets	4.33%	4.30%	4.38%	4.47%	4.43%	4.45%
Total deposits, including non-interest bearing	0.63%	0.62%	0.77%	0.90%	1.01%	1.16%
Securities sold under agreements to repurchase	0.48%	0.50%	0.56%	0.79%	0.83%	0.81%
FHLB advances and other borrowings	1.03%	1.07%	1.89%	2.42%	2.65%	2.60%
Subordinated debt	3.00%	2.80%	2.68%	2.73%	2.73%	2.72%
Total deposits and interest-bearing liabilities	0.63%	0.69%	0.84%	0.98%	1.09%	1.22%

Capital ratios (8):
Stockholders’ equity to total assets	15.0%	14.6%	14.9%	14.5%	14.1%	13.8%
Leverage	11.7%	11.4%	11.9%	11.2%	11.0%	10.7%
Tier one risk-based	14.0%	13.8%	14.4%	13.9%	13.6%	13.8%
Total risk-based	15.4%	15.3%	15.9%	15.5%	15.2%	15.4%
Tangible common equity to tangible assets	8.8%	8.4%	8.2%	7.7%	7.4%	7.1%
Tangible common equity to risk weighted assets	10.3%	10.3%	10.3%	9.6%	9.1%	9.1%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands, except per share data)	March	December	September	June	March	December
	2012	2011	2011	2011	2011	2010
Per share data:
Earnings — basic	$0.21	0.17	0.74	0.14	0.06	0.07
Earnings — diluted	$0.21	0.17	0.72	0.14	0.06	0.07
Book value per common share at quarter end (9)	$18.66	18.56	18.34	17.71	17.19	17.22
Tangible common equity per common share	$11.50	11.33	11.08	10.38	9.85	9.80
Weighted avg. common shares — basic	33,811,871	33,485,253	33,372,980	33,454,229	33,366,053	33,062,533
Weighted avg. common shares — diluted	34,423,898	34,127,209	33,993,914	34,095,636	34,013,810	33,670,890
Common shares outstanding	34,616,013	34,354,960	34,306,927	34,136,163	34,132,256	33,870,380

Investor information:
Closing sales price	$18.35	16.15	10.94	15.56	16.54	13.58
High closing sales price during quarter	$18.44	16.65	16.21	16.82	16.60	13.74
Low closing sales price during quarter	$15.25	10.28	10.52	14.15	13.55	9.27

Other information:
Gains on sale of loans and loan participations sold:
Mortgage loan sales:
Gross loans sold	$119,023	134,794	104,716	68,506	70,981	143,793
Gross fees (10)	$2,465	2,610	2,166	1,380	1,129	2,610
Gross fees as a percentage of mortgage loans originated	2.07%	1.94%	2.07%	2.01%	1.59%	1.81%
Gains (losses) on sales of investment securities, net of OTTI	$114	133	377	610	(159)	—
Brokerage account assets, at quarter-end (11)	$1,176,180	1,061,249	987,908	1,101,000	1,110,000	1,038,000
Trust account assets, at quarter-end	$789,614	632,608	607,668	663,304	730,000	693,000
Floating rate loans as a percentage of total loans (12)	32.2%	32.9%	33.3%	34.7%	35.4%	36.9%
Balance of commercial loan participations sold to other banks and serviced by Pinnacle, at quarter end	$52,155	62,209	57,045	50,797	60,784	55,632
Core deposits (13)	$3,405,915	3,441,547	3,388,692	3,437,595	3,382,230	3,425,571
Core deposits to total funding (13)	84.3%	83.7%	82.6%	84.0%	82.4%	81.6%
Risk-weighted assets	$3,826,678	3,780,412	3,751,479	3,693,390	3,711,179	3,639,095
Total assets per full-time equivalent employee	$6,442	6,511	6,580	6,538	6,373	6,384
Annualized revenues per full-time equivalent employee	$266.8	263.2	262.5	261.3	237.7	230.4
Number of employees (full-time equivalent)	743.5	747.0	740.0	739.0	756.5	769.0
Associate retention rate (14)	93.7%	92.0%	92.6%	89.6%	92.4%	93.5%

Selected economic information (in thousands) (15):
Nashville MSA nonfarm employment	747.8	757.3	735.5	738.3	735.5	748.1
Knoxville MSA nonfarm employment	330.9	331.7	327.7	325.1	325.2	326.6
Nashville MSA unemployment	7.2%	7.2%	8.5%	8.9%	8.3%	8.1%
Knoxville MSA unemployment	6.7%	6.6%	7.9%	8.3%	7.5%	7.3%
Nashville residential median home price	$168.5	168.5	171.6	167.1	166.8	171.0
Nashville inventory of residential homes for sale (18)	11.8	10.6	13.4	14.0	13.0	13.3

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

	March	December	September	June	March	December
(dollars in thousands, except per share data)	2012	2011	2011	2011	2011	2010
Reconciliation of certain financial measures:
Tangible assets:
Total assets	$4,789,583	$4,863,951	$4,868,905	$4,831,333	$4,820,991	$4,909,004
Less: Goodwill	(244,072)	(244,076)	(244,082)	(244,083)	(244,083)	(244,090)
Core deposit and other intangibles	(7,156)	(7,842)	(8,558)	(9,273)	(9,989)	(10,705)

Net tangible assets	$4,538,355	$4,612,033	$4,616,265	$4,577,976	$4,566,919	$4,654,208

Tangible equity:
Total stockholders’ equity	$718,665	$710,145	$724,374	$699,228	$681,226	$677,457
Less: Goodwill	(244,072)	(244,076)	(244,082)	(244,083)	(244,083)	(244,090)
Core deposit and other intangibles	(7,156)	(7,842)	(8,558)	(9,273)	(9,989)	(10,705)

Net tangible equity	467,437	458,226	471,734	445,872	427,154	422,662
Less: Preferred stock	(69,355)	(69,097)	(91,772)	(91,422)	(91,094)	(90,789)

Net tangible common equity	$398,082	$389,130	$379,962	$354,449	$336,060	$331,873

Ratio of tangible common equity to tangible assets	8.77%	8.44%	8.23%	7.74%	7.36%	7.13%

	For the three months ended
	March 2012	December 2011	September 2011	June 2011	March 2011	December 2010
Net interest income	$39,504	$39,293	$38,356	$37,795	$36,020	$36,056

Noninterest income	9,949	9,727	10,080	9,809	8,324	8,666
Less: Net gains (losses) on sale of investment securities	114	133	377	610	(159)	—

Noninterest income excluding the impact of other net gains (losses) on sale of investment securities	$9,834	$9,594	$9,703	$9,199	$8,483	$8,666

Noninterest expense	35,820	34,374	35,676	34,357	34,701	36,452
Other real estate owned expense	4,676	4,193	5,079	3,826	4,334	7,874

Noninterest expense excluding the impact of other real estate owned expense	$31,144	$30,181	$30,597	$30,532	$30,367	$28,578

Adjusted pre-tax pre-provision income (17)	$18,195	$18,706	$17,462	$16,463	$14,136	$16,145

Efficiency Ratio (4)	72.4%	70.1%	73.7%	72.2%	78.3%	81.5%

Efficiency Ratio excluding the impact of other real estate owned expense (4)	63.0%	61.6%	63.2%	64.1%	68.5%	63.9%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

1.	Ratios are presented on an annualized basis.
2.	Net interest margin is the result of net interest income on a tax equivalent basis divided by average interest earning assets.
3.	Total revenue is equal to the sum of net interest income and noninterest income.
4.	Efficiency ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.
5.	Troubled debt restructurings include loans where the company, as a result of the borrower’s financial difficulties, has granted a credit concession to the borrower (i.e., interest only payments for a significant period of time, extending the maturity of the loan, etc.). All of these loans continue to accrue interest at the contractual rate.
6.	Average risk ratings are based on an internal loan review system which assigns a numeric value of 1 to 10 to all loans to commercial entities based on their underlying risk characteristics as of the end of each quarter. A “1” risk rating is assigned to credits that exhibit Excellent risk characteristics, “2” exhibit Very Good risk characteristics, “3” Good, “4” Satisfactory, “5” Acceptable or Average, “6” Watch List, “7” Criticized, “8” Classified or Substandard, “9” Doubtful and “10” Loss (which are charged-off immediately). Additionally, loans rated “8” or worse that are not nonperforming or restructured loans are considered potential problem loans. Generally, consumer loans are not subjected to internal risk ratings.
7.	Annualized net loan charge-offs to average loans ratios are computed by annualizing year-to-date net loan charge-offs and dividing the result by average loans for the year-to-date period.
8.	Capital ratios are for Pinnacle Financial Partners, Inc. and are defined as follows:

Equity to total assets – End of period total stockholders’ equity as a percentage of end of period assets.

Leverage – Tier one capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets.

Tier one risk-based – Tier one capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.

Total risk-based – Total capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.

9.	Book value per share computed by dividing total stockholders’ equity less preferred stock and common stock warrants by common shares outstanding.
10.	Amounts are included in the statement of operations in “Gains on loans sold, net”, net of commissions paid on such amounts.
11.	At fair value, based on information obtained from Pinnacle’s third party broker/dealer for non-FDIC insured financial products and services.
12.	Floating rate loans are those loans that are eligible for repricing on a daily basis subject to changes in Pinnacle’s prime lending rate or other factors.
13.	Core deposits include all transaction deposit accounts, money market and savings accounts and all certificates of deposit issued in a denomination of less than $250,000. The ratio noted above represents total core deposits divided by total funding, which includes total deposits, FHLB advances, securities sold under agreements to repurchase, subordinated indebtedness and all other interest-bearing liabilities.
14.	Associate retention rate is computed by dividing the number of associates employed at quarter-end less the number of associates that have resigned in the last 12 months by the number of associates employed at quarter-end.
15.	Employment and unemployment data is from the US Dept. of Labor Bureau of Labor Statistics. Labor force data is not seasonally adjusted. The most recent quarter data presented is as of the most recent month that data is available as of the release date. The Nashville home data is from the Greater Nashville Association of Realtors.
16.	Brokered deposits do not include reciprocal balances under the Certificate of Deposit Account Registry Service (CDARS).
17.	Adjusted pre-tax, pre-provision income excludes the impact of net gains (losses) on investment security sales as well as other real estate owned expenses.
18.	Represents homes currently listed with MLS in the Nashville MSA.